Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Stallion Oilfield Services, Inc.:

We have issued our report dated April 17, 2007, accompanying the financial statement of Stallion Oilfield Services, Inc., as of April 12, 2007, contained on pages F-4 to F-6 of the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated March 30, 2007, accompanying the consolidated financial statements of Stallion Oilfield Services Ltd. and subsidiaries, as of December 31, 2006 and 2005 and for the three years ended December 31, 2006, contained on pages F-7 to F-33 of the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated April 11, 2007, accompanying the financial statement of Abbeville Offshore Quarters, Inc., as of July 31, 2006 and for the seven month period ended July 31, 2006, contained on pages F-34 to F-45 of the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

UHY LLP

Houston, Texas

April 17, 2007